UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 22, 2012

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On May 22, 2012, School Specialty, Inc. and certain of its wholly owned subsidiaries (collectively, the “Company”) entered into a Credit Agreement (the “Asset-Based Credit Agreement”) by and among the Company, Wells Fargo Capital Finance, LLC (as Administrative Agent, Co-Collateral Agent, Co-Lead Arranger and Joint Book Runner) and GE Capital (as Co-Collateral Agent, Co-Lead Arranger and Joint Book Runner and Syndication Agent), and the Lenders that are party to the Asset-Based Credit Agreement (the “Asset-Based Lenders”).

Under the Asset-Based Credit Agreement, the Asset-Based Lenders agreed to provide a revolving senior secured asset-based credit facility (the “ABL Facility”) in an aggregate principal amount of $200 million.  Outstanding amounts under the ABL Facility will bear interest at a rate per annum equal to, at the Company’s election:  (1) a base rate (equal to the greatest of (a) the prime lending rate, (b) the federal funds rate plus 0.50%, and (c) the 30-day LIBOR rate plus 1.00% per annum) (the “Base Rate”) plus an applicable margin (equal to a specified margin based on the interest rate elected by the Company, the excess availability under the ABL Facility and the applicable point in the life of the ABL Facility) (the “Applicable Margin”), or (2) a LIBOR rate plus the Applicable Margin (the “LIBOR Rate”).  Interest on loans under the ABL Facility bearing interest based upon the Base Rate will be due monthly in arrears, and interest on loans bearing interest based upon the LIBOR Rate will be due on the last day of each relevant interest period.

The ABL Facility will mature on September 30, 2014, but may be extended to October 31, 2015 if the Company’s indebtedness under its convertible subordinated debentures has been refinanced.  Advances under the ABL Facility may be prepaid by the Company in whole or in part at any time without penalty or premium.  The Company will be required to make specified prepayments upon the occurrence of certain events, including:  (1) the amount outstanding on the ABL Facility exceeding the Borrowing Base; (2) the Company’s receipt of net cash proceeds of any sale or disposition of assets that are first priority collateral for the ABL Facility; (3) the Company’s receipt of Extraordinary Receipts that would constitute collateral for the ABL Facility; (4) the incurrence by the Company of any indebtedness that is not Permitted Indebtedness; (5) the Company’s issuance of certain equity interests; (6) the receipt by the Company of any proceeds of business interruption insurance; and (7) the Company’s receipt of cash proceeds in connection with certain asset sales.

Pursuant to a Guaranty and Security Agreement dated as of May 22, 2012 (the “ABL Security Agreement”), the ABL Facility is secured by a first priority security interest in substantially all assets of the Company and the guarantor subsidiaries.  Under an intercreditor agreement between the Asset-Based Lenders and the Term Loan Lenders, as defined and described below, the Asset-Based Lenders have a first priority security interest in substantially all working capital assets of the Company and the guarantor subsidiaries, and a second priority security interest in all other assets, subordinate only to the first priority security interest of the Term Loan Lenders in such other assets.

The Asset-Based Credit Agreement contains customary events of default and financial, affirmative and negative covenants, including financial covenants relating to the Company’s (1)

minimum fixed charge coverage ratio, (2) maximum secured leverage ratio, (3) maximum total leverage ratio, (4) maximum term loan ratio and (5) minimum interest coverage ratio.  In addition, the Asset-Based Credit Agreement contains a minimum liquidity covenant requiring the Company to maintain minimum liquidity levels at the end of each month during the life of the Term Loan (consisting of Qualified Cash, subject to a $2.0 million cap, plus availability under the ABL Facility).

Also on May 22, 2012, entered into a Credit Agreement (the “Term Loan Credit Agreement”) among the Company, certain guarantor subsidiaries of the Company, Bayside Finance, LLC (“Bayside”) as Administrative Agent and Collateral Agent, and the Lenders defined in the Term Loan Credit Agreement (including Bayside) (the “Term Loan Lenders”).

Under the Term Loan Credit Agreement, the Term Loan Lenders agreed to make a term loan (the “Term Loan”) to the Company in aggregate principal amount of $70 million.  The outstanding principal amount of the Term Loan will bear interest at a rate per annum equal to the applicable LIBOR rate (calculated as the greater of (1) the current three-month LIBOR rate and (2) 1.5%) plus 11.0%, accruing and paid on a quarterly basis in arrears.

The Term Loan matures on October 31, 2014, but may be extended to December 31, 2015 if the Company’s indebtedness under its convertible subordinated debentures has been refinanced.  The Term Loan Credit Agreement requires prepayments at specified levels upon the Company’s receipt of net proceeds from certain events, including:  (1) certain dispositions of property, divisions, business units or business lines, including any Permitted Divestiture; (2) issuances of debt for the refinancing of the Term Loan; (3) other issuances of debt other than Permitted Debt; (4) issuances of certain equity interests; (5) the Company’s receipt of certain Extraordinary Receipts; and (6) any insurance proceeds in respect of business interruption insurance or loss or destruction of collateral property.  The Company is also permitted to voluntarily prepay the Term Loan in whole or in part.  Any prepayments are to be made at par, plus an early payment fee calculated in accordance with the terms of the Term Loan Credit Agreement.

Pursuant to a Security and Pledge Agreement dated as of May 22, 2012 (the “Term Loan Security Agreement”), the Term Loan is secured by a first priority security interest in substantially all assets of the Company and the guarantor subsidiaries.  Under an intercreditor agreement between the Asset-Based Lenders and the Term Loan Lenders, the Term Loan Lenders have a second priority security interest in substantially all working capital assets of the Company and the subsidiary guarantors, subordinate only to the first priority security interest of the Asset-Based Lenders in such assets, and a first priority security interest in all other assets.

The Term Loan Credit Agreement contains customary events of default and financial, affirmative and negative covenants, including quarterly financial covenants relating to the Company’s (1) maximum secured leverage ratio, (2) maximum total leverage ratio, (3) maximum term loan ratio, (4) minimum fixed charge coverage ratio and (5) minimum interest coverage ratio.  In addition, Term Loan Credit Agreement contains a minimum liquidity covenant requiring the Company to maintain minimum liquidity levels at the end of each month during the life of the Term Loan (consisting of Unrestricted Cash plus availability under the ABL Facility).

The Company used the proceeds of the ABL Facility and the Term Loan to repay outstanding indebtedness under the Credit Agreement dated as of April 23, 2010, as amended (the “Prior Credit Agreement”), by and among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, U.S. Bank National Association and JPMorgan Cash Bank, N.A., as Co-Syndication Agents, and the other lenders named therein, and to pay fees and expenses relating to the transactions described herein.

Capitalized terms used but not defined in this Item 1.01 have the meanings ascribed to them in the respective agreement to which they relate.  The foregoing descriptions of the Asset-Based Credit Agreement, the ABL Security Agreement, the Term Loan Credit Agreement and the Term Loan Security Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 1.02

Termination of a Material Definitive Agreement.

On May 22, 2012, in connection with the events described above in Item 1.01, the Company terminated the Prior Credit Agreement.  In connection with the termination of the Prior Credit Agreement, all amounts outstanding were repaid in full by the Company and all security interests that the Company had granted to the lenders under the related security and pledge agreements were released.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Credit Agreement by and among School Specialty, Inc., Wells Fargo Capital Finance, LLC., General Electric Capital Corporation, GE Capital Markets, et al., dated as of May 22, 2012

10.2	Guaranty and Security Agreement among the Grantors set forth therein and Wells Fargo Capital Finance, LLC, dated as of May 22, 2012

10.3	Credit Agreement dated May 22, 2012 among School Specialty, Inc., Bayside Finance, LLC, et al.

10.4	Security and Pledge Agreement dated as of May 22, 2012 by and among School Specialty, Inc., Bayside Finance, et al.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: May 24, 2012	By: /s/ David N. Vander Ploeg
David N. Vander Ploeg Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement by and among School Specialty, Inc., Wells Fargo Capital Finance, LLC., General Electric Capital Corporation, GE Capital Markets, et al., dated as of May 22, 2012

10.2	Guaranty and Security Agreement among the Grantors set forth therein and Wells Fargo Capital Finance, LLC, dated as of May 22, 2012

10.3	Credit Agreement dated May 22, 2012 among School Specialty, Inc., Bayside Finance, LLC, et al.

10.4	Security and Pledge Agreement dated as of May 22, 2012 by and among School Specialty, Inc., Bayside Finance, et al.

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